UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

115 River Road, Suite 151, Edgewater, NJ	07020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (732) 423-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Quad M Solutions, Inc., an Idaho corporation, (the “Company” or “Registrant”), is a public holding company (OTC: MMMM) that offers staffing services and employee benefits, such as health plans, HR-human resources, and payroll services, to small and mid-sized group employers. The Company is filing this Current Report on Form 8-K to report that at a meeting of its Board of Directors (“Board”) on August 3, 2021, at which meeting all of the members of the Board were present in person and/or telephonically, the Board considered the change in management being in the best interests of the Company, authorized, ratified an approved: (i) the appointment of Joseph Frontiere and Douglas Cole to the Board; (ii) the appointment of Joseph Frontiere as Interim Chief Executive Officer and Interim Chief Financial Officer of the Company; and (iii) the acceptance of the resignation of Pat Dileo as a member of the Board and as Chief Executive Officer and Interim Chief Financial Officer of the Company, effective at the beginning of business on July 31, 2021.

The Board agreed that the Company would agree to accept the letter of resignation to be submitted by Pat Dileo stating that in connection with Mr. Dileo’s resignation, he has not had any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, which letter of resignation will be submitted by the Company as an exhibit required to be filed with the SEC on Form 8-K. See Exhibit 17.5 attached hereto.

Joseph Frontiere, age 31, Director, Interim CEO and Interim CFO. Mr. Frontiere currently serves as the Executive Chairman of 27 Health Holdings, Inc. On December 9, 2019, Mr. Frontiere was appointed to the Board of Directors of Lord Global Corporation. Mr. Frontiere previously served as COO of a private company engaged in A.I. and has extensive experience as a business development executive focusing on financing and acquisitions.

Douglas Cole, age 65, Director: For more than the past five years, Mr. Cole has served as Chairman, CEO and CFO of American Battery Metals Corporation (OTCQB: ABML). In addition, Mr. MacLellan currently serves as Chairman of the Board of eWellness Healthcare Corporation (OTC: EWLL), since May 2013. From November 2009 to December 2017 Mr. MacLellan was an independent director and Chairman of the Audit Committee of ChinaNet Online Holdings, Inc. (NASDAQ: CNET) a media development, advertising and communications company. From June 2011 to present Mr. MacLellan has been Chairman of Innovare Products, Inc., a privately held company that develops innovative consumer products. From May 2014 to October 2016, Mr. MacLellan was a member of the Board as an independent director of Jameson Stanford Resources Corporation (OTCBB: JMSN) an early-stage mining company. From September 1992 through April 2014, Mr. MacLellan held various Board positions and was Chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company. He also continued to serve as president and chief executive officer for the MacLellan Group, an international financial advisory firm from March 1992 through January 2016. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and cofounder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economics and international relations.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

17.5	Letter of Resignation of Pat Dileo as director, CEO an Interim CFO dated August 4, 2021, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2021	QUAD M SOLUTIONS, INC.

	By:	/s/ Joseph Frontiere
Joseph Frontiere
Interim Chief Executive Officer